Exhibit 4.1

ICAP VAULT 1, LLC,

as Issuer,

VAULT HOLDING 1, LLC,

as Subsidiary Guarantor,

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Trustee,

Indenture

Dated as of September 18, 2020

Variable Denomination Floating Rate

Demand Notes

Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture

Trust Indenture Act Section	Indenture Section	Trust Indenture Act Section	Indenture Section
Section 310(a)(l)	6.08	Section 316(a)	1.01
Section 310(a)(2)	6.08	Section 316(a)(1)(A)	5.12
Section 310(a)(3)	Not Applicable	Section 316(a)(1)(B)	5.13
Section 310(a)(4)	Not Applicable	Section 316(a)(2)	Not Applicable
Section 310(a)(5)	6.08	Section 316(b)	5.08
Section 310(b)	6.07 and 6.09	Section 316(c)	1.04(5)
Section 311(a)	6.12	Section 317(a)(1)	5.03
Section 311(b)	6.12	Section 317(a)(2)	5.04
Section 311(b)(2)	6.12, 7.03(2)	Section 317(b)	9.03
Section 312(a)	7.01, 7.02(1)	Section 318(a)	1.07
Section 312(b)	7.02(2)
Section 312(c)	7.02(2)(c)
Section 313(a)	7.03(1)
Section 313(b)	7.03(2)
Section 313(c)	7.03(1), 7.03(2)
Section 313(d)	7.03(3)
Section 314(a)(1)	7.04
Section 314(a)(2)	7.04
Section 314(a)(3)	7.04
Section 314(a)(4)	9.04
Section 314(b)	Not Applicable
Section 314(c)(1)	1.02
Section 314(c)(2)	1.02
Section 314(c)(3)	Not Applicable
Section 314(d)	Not Applicable
Section 314(e)	1.02
Section 315(a)	6.01(1)
Section 315(b)	6.02, 7.03(1)(g)
Section 315(c)	6.01(2)
Section 315(d)	6.01(3)
Section 315(d)(1)	6.01(1)(a)
Section 315(d)(2)	6.01(3)(a)
Section 315(d)(3)	6.01(3)(c)
Section 315(e)	5.14

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE, dated as of September 18, 2020, between iCap Vault 1, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the “Issuer” or the “Company”), having its principal office at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006, Vault Holding 1, LLC, a limited liability company duly organized and existing under the laws of Delaware (herein called the “Subsidiary Guarantor”), having its principal office at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006 and American Stock Transfer & Trust Company, LLC, a New York limited liability company, having its Corporate Trust Office at 6201 15th Avenue, Brooklyn, NY 11219 (referred to herein as the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its Variable Denomination Floating Rate Demand Notes (herein called the “Securities”) pursuant to the Program (as defined below), with the guarantee of the Subsidiary Guarantor endorsed thereon; and all acts necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been performed and all acts necessary to make this Indenture a valid agreement of the Company have been performed.

RECITALS OF THE GUARANTOR

The Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for the guarantee of the Securities provided for herein; and all acts necessary to make this Indenture a valid agreement of the Guarantor, in accordance with its terms, have been performed.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used herein shall have the meanings assigned to them in Article One of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

Section 1.01 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)	the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)	all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

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(3)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

(4)	the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Article Six, are defined in that Article.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Managers” means the board of managers of the Manager of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Chief Executive Officer, Chief Financial Officer or Chief Financial Officer of the Company to have been duly adopted by the Board of Managers of the Manager and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banks in the State of Washington are authorized or obligated by law to close.

“Collateral” means the membership interests in the Subsidiary Guarantor held by the Company subject to a Lien under the Security Documents.

“Collateral Agent” means the First Lien Collateral Agent and any successor thereto in such capacity.

“Collateral Agent Agreement” means the Collateral Agent Agreement among the Issuer and Marketplace Realty Advisors, LLC, as Collateral Agent, dated as of September 18, 2020, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and this Indenture.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

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“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company and delivered to the Trustee.

“Corporate Trust Office” means an office of the Trustee at which at any particular time its corporate trust business shall be administered.

“Corporation” or “corporation” includes corporations, associations, companies, limited liability companies and business trusts.

“Credit Facility Indebtedness” means any and all amounts payable in respect to indebtedness incurred under credit facilities or bank loans of the Issuer and the Subsidiary Guarantor or their Affiliates, including principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Event of Default” has the meaning specified in Section 5.01.

“First Lien Collateral Agent” shall mean Marketplace Realty Advisors, LLC, in its capacity as collateral agent for the First Lien Secured Parties, together with its successors and permitted assigns under the Indenture and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Marketplace Realty Advisors, LLC, such First Lien Collateral Agent shall have become a party to applicable First Lien Security Documents.

“First Lien Documents” means the guarantee and security documents governing the First Priority Lien Obligations, including, without limitation, the Indenture and the First Lien Security Documents.

“First Lien Secured Parties” means, at any relevant time, the holders of First Priority Lien Obligations at such time, including without limitation the First Lien Collateral Agent for the benefit of the holders of the Securities.

“First Lien Security Documents” means the Security Documents and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing First Priority Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to the Collateral securing the First Priority Lien Obligations.

“First Priority Lien Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Issuer or the Subsidiary Guarantor arising under this Indenture and any other First Lien Documents, whether or not direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Issuer, the Subsidiary Guarantor or any Affiliate thereof of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“First Priority Liens” means the Liens securing the Obligations of the Issuer in respect of the Securities and this Indenture.

“Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Securities by the Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Holder” means, with respect to a Security, a Person in whose name at the time a particular beneficial ownership interest in a Security is registered in the Security Register.

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“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Manager” means iCap Vault Management, LLC, a Delaware limited liability company and the sole manager of the Company.

“Note Obligations” means Obligations in respect of the Securities, this Indenture and the Security Documents. The Obligations with respect to the Securities ranks equal in right of payment to all existing and future Pari Passu Indebtedness, senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and subordinated and subject in right of payment to the payment in full of the principal of and interest on all Secured Credit Facilities Indebtedness.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness of the Issuer; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Securities.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or an employee of the Company or other counsel satisfactory to the Trustee, which is delivered to the Trustee.

“Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities in which Holders have made investments as shown on the Securities Register, except:

(1)	Securities or portions thereof theretofore redeemed by then Holders pursuant to the provisions of the Program and this Indenture;

(2)	Securities or portions thereof theretofore redeemed by the Company pursuant to the provisions of this Indenture;

(3)	Securities or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded.

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“Pari Passu Indebtedness” means:

(1)	with respect to the Issuer, the Securities and any indebtedness which ranks pari passu in right of payment to the Securities; and

(2)	with respect to any Subsidiary Guarantor, its obligations in respect of the Securities and any indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s obligations in respect of the Securities.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

“Person” means any individual, Corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount”, when used with reference to a Security, means, as of a particular time, the sum of the funds invested in a Security, plus the sum of interest accrued, paid and reinvested in a Security, less the sum of redemptions from time to time.

“Program” means the iCap Vault Demand Note Program for the sale of Variable Denomination Floating Rate Demand Notes established by the Company and in effect on the date hereof, as the same may be amended or supplemented by the Company from time to time.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Responsible Officer”, when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee assigned to its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Secured Credit Facilities Indebtedness” means any Credit Facility Indebtedness that is secured by a Lien on the assets of the Issuer,the Subsidiary Guarantor, or any of their Subsidiaries.

“Security’’ or “Securities” means any Variable Denomination Floating Rate Demand Note or Notes, as the case may be, issued pursuant to the Program and under this Indenture, with beneficial ownership interests which are evidenced by an individual record or entries in the name of the particular Holder established on the Security Register.

“Security Documents” means the pledge and security agreement, as amended from time to time, creating the security interests in the Collateral as contemplated by this Indenture.

“Security Register” has the meaning specified in Section 9.02.

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“Subordinated Indebtedness” means (a) with respect to the Issuer, any indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities, and (b) with respect to the Subsidiary Guarantor, any indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to obligations in respect of the Securities.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means Vault Holding 1, LLC, which is a limited liability company duly organized and existing under the laws of Delaware and a wholly-owned subsidiary of the Company.

“Subsidiary Guaranty” means the Guaranty Agreement entered into by Subsidiary Guarantor for the guarantee of full and timely performance of the obligations of Company under the Notes.

“Trustee” means individually and collectively the Persons named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 8.05.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual certificates provided pursuant to Section 9.04) shall include:

(1)	a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

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(3)	a statement that, in the opinion of each such individual, he/she has made such examination or investigation as is necessary to enable him/her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his/her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(1)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(2)	The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

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(3)	The ownership of Securities shall be proved by reference to the Security Register.

(4)	Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(5)	The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act which record date shall be the later of ten (10) days prior to the first solicitation of such action or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 7.01 of this Indenture prior to such solicitation. If a record date is fixed, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action or to revoke any such previous action, whether or not such persons continue to be Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective for more than one hundred and twenty (120) days after such record date.

Section 1.05 Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)	the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing or transmitted electronically to or with the Trustee at its Corporate Trust Office, Attention: Legal Department; legalteamAST@astfinancial.com, or

(2)	the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or electronically transmitted by means authorized by the Company, to the Company addressed to it at the physical or e-mail address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing, to the Trustee or Holders by the Company.

Section 1.06 Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or transmitted electronically, to each Holder affected by such event, at his/her address, as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case, if their notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

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Where this Indenture provides for notice in any manner, such notice may be waived in writing or transmitted electronically by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.07 Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control.

Section 1.08 Effect of Headings, Table of Contents, and Reconciliation and Tie.

The Article and Section headings herein and the Table of Contents and Reconciliation and Tie are for convenience only and shall not affect the construction hereof.

Section 1.09 Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10 Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11 Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12 Governing Law.

This Indenture and the Securities shall be governed by and construed in accordance with Federal law and with the laws of the State of Delaware, without reference to its conflicts of law principles.

Section 1.13 Legal Holiday.

In any case where any payment date shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of the principal of or interest on the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the payment date, provided that no interest shall accrue for the period from and after such payment date.

Section 1.14 Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of or interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

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Section 1.15 Offset.

The Company may offset against amounts payable on the Securities amounts due and owing by beneficial owners of such Security. The Company shall notify the Trustee of any such offset.

ARTICLE TWO

AMOUNT, PAYMENT AND

RESTRICTION ON TRANSFER OF SECURITIES

Section 2.01 Amount Unlimited.

The amount of Securities issued and outstanding pursuant to the Program and under this Indenture shall not be limited.

Section 2.02 Series

The Securities may be issued in one or more series.

Series 2.03 Interest

The Securities (including the Securities purchased with reinvested interest) will accrue a floating rate of interest (the “Floating Rate”) at a rate per annum equal to the Average Savings Account Rate as posted by the FDIC plus 2.00%, reset quarterly on January 1, April 1, July 1, and October 1 of each year based on the Average Savings Account Rate posted by the FDIC on December 15, March 15, June 15, and September 15, respectively, of the prior month. In addition to the Floating Rate, the Company may pay investors Interest Rate Premiums pursuant to the Company’s Interest Rate Premium Rewards Program. The Floating Rate and Interest Rate Premiums payable on the Securities will accrue based on a 365-day year.  If an investor elects to opt-into automatic interest reinvestment into Securities, the Floating Rate and Interest Rate Premiums will be credited to the investor’s Securities on a daily basis and will be reinvested (daily compounding). Otherwise, the Floating Rate and Interest Rate Premiums will be non-compounding and credited to a separate non-interest bearing investor account with the Company on the last business day of each calendar month with no interest reinvestment into Securities.

Section 2.04 Payment.

Company shall pay the principal of and interest on the Securities upon demand of the Holder. The Securities shall be payable at the office or agency of the Company as may from time to time be designated in writing maintained for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts or any other coin, currency, or in-kind payment as mutually agreed to by Holder and Company.

Section 2.05 Rank.

The Obligations with respect to the Securities ranks equal in right of payment to all existing and future Pari Passu Indebtedness, senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer and subordinated and subject in right of payment to the prior or future payment in full of the principal of and interest on all Secured Credit Facilities Indebtedness.

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ARTICLE THREE

REDEMPTION OF SECURITIES

Section 3.01 Redemption at Option of the Company.

The Company may redeem, at any time in its discretion, all or any portion of the Securities issued pursuant to the Program and under this Indenture. Any such partial redemption of outstanding Securities may be effected by lot or pro rata or by any other method that is deemed fair and appropriate by us provided that such partial redemption complies with applicable tender offer rules.

Section 3.02 Notice of Redemption.

The Company may redeem Securities at its option in any amount, at any time and from time to time at a redemption price equal to the Principal Amount, or any part thereof, plus accrued interest to the redemption date

Section 3.03 Payment of Redemption Price.

The full or partial Security being redeemed, plus accrued and unpaid interest therein to the Redemption Date, shall be paid by electronic funds transfer to the Holder or by check. The Company covenants that it will pay or cause to be paid to Holder, whether directly or through the Trustee or to the Paying Agent, cash in an amount sufficient to pay the Principal Amount of the Security or portion thereof to be redeemed on such date, together with accrued and unpaid interest to the Redemption Date.

Interest on the redeemed amount shall cease to accrue on and after the effective date the redeemed amount shall have become due and payable and paid by the Company.

Section 3.04 Redemption at Option of the Holder.

Subject to the terms and conditions of the Program, a Security may be redeemed in full or in part at any time at the option of, and upon demand by, the Holder. Subject to the terms and conditions of the Program, demand may be made for full or partial redemption of a Security by demand to the Company pursuant to the Program in such manner as the Company deems appropriate. The Company covenants that it will pay or cause to be paid to Holder, whether directly or through the Trustee or to the Paying Agent, funds in an amount sufficient to pay the Principal Amount plus accrued and unpaid interest of the Security or portion thereof to be redeemed.

ARTICLE FOUR

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01 Satisfaction and Discharge of Indenture.

If at any time:

(1) the Company shall have terminated the Program pursuant to its provisions,

(2) all the Securities shall have become due and payable,

(3) the Company shall have deposited or caused to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by any Paying Agent to the Trustee in accordance with Section 4.03) sufficient to pay all the Securities, including principal and interest due or to become due to such date of payment, and

(4) the Company shall have paid or caused to be paid all other sums payable hereunder by the Company,

then this Indenture shall cease to be of further effect, and the Trustee, on demand of and at the cost and expense of the Company shall execute proper instruments acknowledging satisfaction of and discharge of this Indenture.

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The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture, the Program or the Securities.

Section 4.02 Application of Trust Money.

All moneys deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Securities for the payment of which such moneys have been deposited with the Trustee of all sums due and to become due thereon for principal and interest. The Trustee shall be under no obligation to invest or pay interest on any moneys so held in trust.

Section 4.03 Repayment by Paying Agents.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

ARTICLE FIVE

REMEDIES

Section 5.01 Events of Default.

“Events of Default”, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)	default in the payment of any part of or all the principal of or interest on any Security as and when the same shall be due and payable, in accordance with the then current provisions and rules and regulations of the Program and this Indenture, and continuance of such default for a period of thirty (30) days; or

(2)	default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of ninety (90) days after there has been given, by registered or certified mail or electronically transmitted, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least fifty per cent (50%) in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(3)	the entry by a court having jurisdiction in the premises of:

a.	a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or

b.	a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days; or

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(4)	the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(5)	in connection with any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors involving the Company, an order for relief shall be entered by a court of competent jurisdiction which affects any significant part of the assets of the Company.

(6)	any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to the Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than fifty percent (50%) in the Principal Amount of the Outstanding Securities may declare all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.

Notwithstanding the foregoing or any other provision in this Indenture to the contrary, at any time after such a declaration of acceleration with respect to the Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Company, by written notice to the Trustee, may rescind and annul such declaration and its consequences if:

(1)	the Company has paid or deposited with the Trustee a sum sufficient to pay:

a.	the Principal Amount of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities;

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b.	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

c.	all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)	all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that, if default is made in the payment of the principal of or interest on any Security when the same shall have become due and payable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)	to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

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(2)	to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and any predecessor Trustee, their agents and counsel, and any other amounts due the Trustee and any predecessor Trustee under Section 6.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05 Trustee May Enforce Claim Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities.

Section 5.06 Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.06; and SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively.

Section 5.07 Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)	the Holders of not less than fifty percent (50%) in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

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(3)	such Holder or Holders have entered into an agreement in form and substance reasonably satisfactory to the Trustee pursuant to which the Holder or Holders have agreed to (a) indemnify the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and (b) pay all legal fees and expenses in connection with such proceeding, judicial or otherwise;

(4)	the Trustee for ninety (90) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)	no direction inconsistent with such written request has been given to the Trustee during such ninety (90) day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.08 Unconditional Right of Holders to Receive Principal and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Security on the applicable due date provided therefor pursuant to the Program (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment subject to any limitations on suits set forth elsewhere in this Agreement including Section 5.07, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy acting upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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Section 5.12 Control by Holders.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities, provided that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee shall reasonably determine, in good faith, that the action or proceeding so directed would be unjustly prejudicial to any Holders not joining in such direction or would involve the Trustee in any personal liability unless indemnified to its reasonable satisfaction, and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 Waiver of Past Defaults.

The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default:

(1)	in the payment of the principal of or interest on any Security, or

(2)	in respect of a covenant or provision hereof which under Article Eight cannot be amended without the consent of the Holders of each Outstanding Security affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14 Undertaking for Costs.

All Parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on the Security on or after the applicable due date therefor provided pursuant to the Program (or, in the case of redemption, on or after, the Redemption Date).

Section 5.15 Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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ARTICLE SIX

THE TRUSTEE

Section 6.01 Certain Duties and Responsibilities.

(1)	Except during the continuance of an Event of Default,

a.	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

b.	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; provided that the Trustee shall be under no duty to confirm or investigate the accuracy or mathematical calculations (if applicable) or other facts stated therein.

(2)	In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his/her own affairs.

(3)	No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

a.	this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

b.	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

c.	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in Principal Amount of the Outstanding Securities, determined as provided in Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities; and

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d.	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4)	Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.02 Notice of Defaults.

Within ninety (90) days after the occurrence of any default hereunder with respect to the Securities, the Trustee shall transmit by mail or electronic transmission to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 5.01(3) with respect to the Securities, no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 6.03 Certain Rights of Trustee.

Subject to the provisions of Section 6.01:

(1)	the Trustee (a) may rely, (b) shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed to be genuine and to have been signed or presented by the proper party or parties, and (c) need not investigate any fact or matter in any paper or document believed by it to be genuine and to have been executed or presented by the proper Person or Persons;

(2)	any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Managers of the Manager may be sufficiently evidenced by a Board Resolution;

(3)	whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(4)	the Trustee may consult with counsel and the written advice, or oral advice subsequently confirmed in writing, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

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(5)	the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity (as determined by the Trustee in its sole discretion) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction and shall have entered into an indemnity agreement in form and substance reasonably satisfactory to the Trustee;

(6)	the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)	the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)	the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Indenture;

(9)	The Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (a) any Event of Default occurring pursuant to Section 5.01(1) or (b) any Default or Event of Default of which a Responsible Officer shall have received written notification or obtained actual knowledge. As used herein, “actual knowledge” means the actual fact or statement of knowing by a Responsible Officer without independent investigation with respect thereto; and

(10)	Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.04 Not Responsible for Recitals, Issuance of Securities or Special Damages, et al.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Program or of the Securities. The Trustee shall not be responsible or accountable for the use or application by the Company of the Securities or the proceeds thereof, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued or offering circular (or similar document) used in connection with the sale of the Notes or in the Notes. In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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Section 6.05 Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed with the Company.

Section 6.06 Compensation and Reimbursement.

The Company agrees:

(1)	to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder pursuant to a separate agreement between the Company and the Trustee, which may be amended from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)	except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment); and

(3)	to indemnify each of the Trustee and any predecessor Trustee and their respective Affiliates and the employees, officers, directors or representatives of the Trustee, any predecessor Trustee and their respective Affiliates, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment), on the Trustee’s or any predecessor Trustee’s part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

Section 6.07 Disqualification; Conflicting Interests.

The Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second-to-last paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.08 Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $150,000, subject to supervision or examination by Federal or State authority; provided, however, that if Section 310(a) of the Trust Indenture Act or the rules and regulations of the Commission under the Trust Indenture Act at any time permit a corporation organized and doing business under the laws of any other jurisdiction to serve as trustee of an indenture qualified under the Trust Indenture Act, this Section 6.08 shall be automatically amended to permit a corporation organized and doing business under the laws of any such other jurisdiction to serve as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company may serve as Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

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Section 6.09 Resignation and Removal; Appointment of Successor.

(1)	No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(2)	The Trustee may resign at any time with respect to the Securities by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may appoint or petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(3)	The Trustee may be removed at any time with respect to the Securities by Act of the Holders of a majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company or, so long as no Event of Default has occurred and is continuing, by the Company with notice to the Trustee.

(4)	If at any time:

a.	the Trustee shall fail to comply with Section 6.07 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months, unless the Trustee’s duty to resign has been stayed as provided in Section 310(b) of the Trust Indenture Act, or

b.	the Trustee shall cease to be eligible under Section 6.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

c.	the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution of the Manager may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

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(5)	If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution of the Manager, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.10. If, within one (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.10, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6)	The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid or by electronic transmission, to all Holders of Securities as their names and physical and e-mail addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10 Acceptance of Appointment by Successor.

(1)	In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee;

(2)	but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) of this Section.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

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Section 6.12 Preferential Collection of Claims Against Company.

The Trustee shall be subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) thereof.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.01 Company to Furnish Trustee Names and Addresses of Holder.

The Company will furnish or cause to be furnished to the Trustee:

(1)	semi-annually, not later than July 15 and January 15 in each year, a list in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the preceding June 30 or December 31, as the case may be plus the interest rates on the Securities in effect from time to time, and

(2)	at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar (as defined below).

Section 7.02 Preservation of Information; Communications to Holders.

(1)	The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as “Security Registrar”. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

(2)	If three (3) or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) business days after the receipt of such application, at its election, either:

a.	afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(1), or

b.	inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(1), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

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If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.02(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(3)	Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(2), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02.

Section 7.03 Reports by Trustee.

(1)	Within sixty (60) days after May 15 of each year beginning with the year 2020, the Trustee shall transmit by mail or electronic transmission to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to any of the following events which may have occurred within the previous twelve (12) months (but if no such event has occurred within such period, no report need be transmitted):

a.	any change to its eligibility under Section 6.08 and its qualifications under Section 6.07;

b.	The creation of or any material change to a relationship specified in Section 3.10(b)(1) through Section 3.10(b)(10) of the Trust Indenture Act;

c.	the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent (1/2 of 1%) of the principal amount of the Securities Outstanding on the date of such report;

d.	any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 6.12(2)(b), (c), (d) or (f);

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e.	the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

f.	any release, or release and substitution, of property subject to the lien of the Indenture (and the consideration therefor, if any) which it has not previously reported, unless the fair value of such property, as set forth in the certificate or opinion required by Section 314(d)(1) and (3) of the Trust Indenture Act, is less than 10 per centum of the principal amount of indenture securities outstanding at the time of such release, or such release and substitution;

g.	any additional issue of Securities which the Trustee has not previously reported; and

h.	any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

(2)	The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (1) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent (10%) or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within ninety (90) days after such time.

(3)	A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.04 Reports by Company.

The Company shall:

(1)	file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

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(2)	file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

(3)	transmit by mail to all Holders, as their names and addresses appear in the Security Register, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

(4)	furnish to the Trustee, not less often than annually, a brief certificate from the Company’s principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture.

Section 7.05 Certificates of Fair Value.

The Company shall furnish to the Trustee certificates or opinions of fair value with regard to released property pursuant to Section 314(d)(1) and (3) of the Trust Indenture Act, which certificates or opinions shall be made by an independent engineer, appraiser or other expert to the extent required by Section 314(d) of the Trust Indenture Act.

ARTICLE EIGHT

SUPPLEMENTAL INDENTURES

Section 8.01 Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Manager, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(1)	to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

(2)	to add to the covenants of the Company for the benefit of the Holders of the Securities or to surrender any right or power herein conferred upon the Company; or

(3)	to add any additional Events of Default; or

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(4)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10(2); or

(5)	to cure any ambiguity, or correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect.

Section 8.02 Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Manager, and the Trustee, may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

(1)	change the character of the Securities from being payable on demand or reduce the principal amount of any Security or impair the right to institute suit for the enforcement of any such payment on or after the applicable due date thereof (or, in the case of redemption, on or after the Redemption Date), or

(2)	reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

(3)	Change any obligation of the Company, with respect to Outstanding Securities, to maintain an office or agency in the places and for the purposes specified in Section 9.02, or

(4)	modify any of the provisions of this Section, Section 5.13 or Section 9.04, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 9.04, or the deletion of this proviso, in accordance with the requirements of Sections 6.10(2) and 8.01(5).

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03 Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

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Section 8.04 Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05 Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE NINE

COVENANTS

Section 9.01 Administration of Program; Payment of Principal and Interest.

(1)	The Company covenants and agrees to maintain and administer the Program and the Securities issued pursuant thereto in accordance with the provisions of the Program, as the same may from time to time be in force and effect, and this Indenture; provided, however, that nothing herein shall prevent the Company from exercising any of its rights to amend, modify or terminate the Program, or to adopt, amend or rescind the rules established under the Program, as provided therein.

(2)	The Company covenants and agrees for the benefit of Holders of Securities that it will duly and punctually pay or credit the principal of and interest on the Securities in accordance with the terms of the Program and this Indenture. Interest will accrue on the Principal Amount of the Securities in accordance with the provisions of the Program. The interest rate on the Securities shall be determined in accordance with the provisions of the Program. Interest rates will vary from time to time. There are no minimum or maximum interest rates.

Section 9.02 Maintenance of Security Register, Maintenance of Office or Agency.

(1)	The Company will keep at an office or agency proper books of record and account (which books may be in written form or in any other form capable of being converted into written form) in which full and correct entries shall be made of all funds invested in the Securities, together with interest accrued or credited thereon, and all redemptions thereof, in accordance with sound accounting practice and which shall contain the names and addresses of all Holders and the Principal Amounts of their respective Securities (collectively, the “Security Register”).

(2)	The Company will maintain in Bellevue, Washington or such other city where the Company maintains its corporate headquarters an office or agency where notices and demands hereunder may be given to or made upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee and the Holders of the location, and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Trustee.

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Section 9.03 Money for Securities Payments to Be Held in Trust.

Whenever the Company shall have one or more Paying Agents, it will deposit with the Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

The Company hereby agrees, and will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject, to the provisions of this Section, that such Paying Agent will:

(1)	hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest on the Securities; and

(2)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for three years after such principal or interest has become due and payable shall be paid to the Company upon delivery of a Company Request and an Opinion of Counsel; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in Washington, D.C., notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.04 Certificate of the Company.

On or before the last day of December of each year beginning with the year 2020, the Company will file with the Trustee a certificate of the principal executive officer, principal financial officer or principal accounting officer stating whether or not the signer has obtained knowledge of any action or failure to act on the part of the Company during the preceding calendar year in violation of any covenant, agreement, provision or condition contained in this Indenture and, if so, specifying, each such default of which the signers may have knowledge and the nature thereof. For purposes of this Section 9.04, compliance shall be determined without regard to any period of grace or requirement of notice provided pursuant to the terms of this Indenture.

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Section 9.05 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 9.02 or 9.03, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE TEN

CONSOLIDATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE

Section 10.01 Company May Consolidate, etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(1)	the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(2)	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer, and if a supplemental indenture is required in connection with such a transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02 Successor Corporation Substituted.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 10, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, the predecessor corporation shall be relieved of all obligation and covenants under this Indenture and the Securities and may be liquidated and dissolved.

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ARTICLE ELEVEN

COLLATERAL

Section 11.01 Security Documents.

The payment of the principal and interest on the Securities when due, whether by repurchase, redemption, acceleration or otherwise and whether by the Issuer pursuant to the Securities or by the Subsidiary Guarantor pursuant to the Subsidiary Guaranty, the payment of all other Note Obligations and the performance of all other obligations of the Issuer and the Subsidiary Guarantor under this Indenture, the Securities, the Guarantee and the Security Documents are secured as provided in the Security Documents entered into by the Issuer. The Issuer shall make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest, subject only to liens on Credit Facilities Indebtedness.

Section 11.02 Collateral Agent.

(1)	The Collateral Agent shall have all the rights and protections provided in the First Lien Security Documents.

(2)	Subject to Section 6.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the obtaining or maintaining insurance on any Collateral, for the creation, perfection, priority, sufficiency or protection of any First Priority Lien, or any defect or deficiency as to any such matters. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(3)	Subject to the First Lien Security Documents, (i) the Trustee shall direct the Collateral Agent and (ii) except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents, the Holders acknowledge that Collateral Agent will not be obligated:

a.	to act upon directions purported to be delivered to it by any other Person;

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b.	to foreclose upon or otherwise enforce any First Priority Lien; or

c.	to take any other action whatsoever with regard to any or all of the First Priority Liens, Security Documents or Collateral.

(4)	The Holders of Securities agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents. Furthermore, each Holder of a Security, by accepting such Security, consents to the terms of and authorizes and directs the Trustees (in each of their capacities) and the Collateral Agent to enter into and perform the Security Documents in each of their capacities thereunder.

(5)	If the Issuer directs the Trustees to deliver to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement in favor of a designated agent or representative for the Holders of the First Priority Lien Obligations so incurred, the Holders acknowledge that the Collateral Agent is hereby authorized and directed to enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

Section 11.03 Authorization of Actions to Be Taken.

(1)	Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Security Document as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities and other Holders of Obligations as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(2)	The Trustee is authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents to which the Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(3)	Subject to the provisions of Section 6.01 and Section 6.03 hereof, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

a.	foreclose upon or otherwise enforce any or all of the First Priority Liens;

b.	enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

c.	collect and receive payment of any and all Obligations.

The Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the First Priority Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

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Section 11.04 Release of Collateral.

(1)	Collateral may be released from the Lien and security interest created by the Security Documents to secure the Securities and obligations under this Indenture at any time or from time to time as provided hereby or in the Security Documents. At the written direction of Holders of at least a majority in principal amount of the Outstanding Securities, Collateral Agent shall release any items of Collateral at any time without affecting or diminishing the liability of the Issuer to the Holders for any remaining or future indebtedness. The membership interests in the Subsidiary Guarantor, constituting the Collateral, shall be automatically released from the Liens securing the Securities, and the Subsidiary Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances:

a.	upon any sale or other transfer by the Issuer of the Collateral that is permitted under this Indenture to any person that is not the Issuer (including in connection with an event of loss), or upon the effectiveness of any written consent to the release of the security interest granted by the Security Documents in the Collateral pursuant to this Indenture, the security interest in such Collateral shall be automatically released, all without delivery of any instrument or performance of any act by any party; and

b.	to enable the Issuer to consummate the disposition (other than any disposition to an Affiliate) of the Collateral to the extent not prohibited under this Indenture, and to enable any release described in the Security Documents.

In addition, the security interests granted pursuant to the Security Documents securing the Securities Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Company, as of the date upon (i) all the Obligations under the Securities and this Indenture (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; (ii) a legal discharge under Article Four, or (iii) the holders of at least two thirds in aggregate principal amount of all Notes issued under this Indenture consent to the termination of the Security Documents. In connection with any termination or release pursuant to this Section 11.04(1), the Collateral Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to the Company, such of the Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents. Any execution and delivery of documents pursuant to this Section 11.04(1) shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 11.04(1), the Company shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officers’ Certificate from the Issuer, as described in Section 11.04(2) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

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(2)	Notwithstanding anything herein to the contrary, in connection with any release of Collateral pursuant to Section 11.04(1), the Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 11.04, have been met and stating under which of the circumstances set forth in Section 11.04(1) above the Collateral is being released have been delivered to the Collateral Agent and the Trustee on or prior to the date on which the Collateral Agent executes any such instrument.

(3)	Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the holders.

Section 11.05 Filing, Recording and Opinions.

(1)	The Issuer will comply with the provisions of Sections 314(b), 314(c) and 314(d) of the Trust Indenture Act, in each case following qualification of this Indenture pursuant to the Trust Indenture Act and except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to Section 314(b)(2) of the Trust Indenture Act, the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each January 30.

Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 6.01 and 6.03 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(2)	Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an Officer of the Issuer, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

(3)	Notwithstanding anything to the contrary herein, the Issuer will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

(4)	Upon the request of the Trustee, the Trustee shall be entitled to rely on an Officer’s Certificate and an Opinion of Counsel in respect of any matter in furtherance of the foregoing transactions contemplated by this Section 11.05.

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Section 11.06 Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article Eleven upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article Eleven; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 11.07 Release Upon Termination of the Issuer’s Obligations.

In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Securities, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge of this Indenture occurs under Article Four, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee or the Holders and shall (or shall direct the Collateral Agent to) do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Section 11.08 Designations.

For purposes of the provisions hereof requiring the Issuer to designate indebtedness for the purposes of the terms First Priority Lien Obligations or any other such designations hereunder, any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee and the Collateral Agent.

ARTICLE TWELVE

GUARANTEE

Section 12.01 Guarantee.

(1)	The Subsidiary Guarantor has agreed to guarantee the Company’s obligations under the Notes, pursuant to the Subsidiary Guaranty.

(2)	The Subsidiary Guarantor unconditionally, absolutely and irrevocably guarantees the full and timely performance of all of the Note Obligations of the Company under the Notes, including the due and punctual payment of the principal and interest of the Notes and all money due or that may become due under the Notes, whether (a) according to the present terms of any of the Note documents or at any earlier or accelerated date or dates as provided therein, (b) pursuant to any extension of time or (c) pursuant to any amendment, modification or replacement of those documents hereafter made or granted, and whether the Company may be liable individually or jointly with others, or whether recovery upon such indebtedness may be or hereafter becomes unenforceable.

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(3)	Subsidiary Guarantor agrees that settlement of any claim by Holder(s) against the Company, whether in any proceeding or not, and whether voluntarily or involuntarily, will inure to the benefit of Subsidiary Guarantor and any reduction of any amount owed by the Company to Holder(s) as a result of such settlement shall reduce the amount payable by Subsidiary Guarantor hereunder.

(4)	During the continuation of an Event of Default at a time when this Guaranty is in full force and effect, Holder may enforce the Subsidiary Guaranty against Subsidiary Guarantor, but only after attempting to collect or exhausting Holder’s efforts to collect from the Company in accordance with the provisions of the Indenture and the Collateral Agent Agreement having first satisfied all required timelines set forth therein.

(5)	Subsidiary Guarantor agrees that its obligation to make payment shall not be impaired, modified, changed, released or limited in any manner by any impairment, modification, change, release, defense or limitation of the liability of the Company or of a receiver, trustee, debtor-in-possession or estate under any bankruptcy or receivership proceeding. If any payment made by the Company is reclaimed in a bankruptcy or receivership proceeding, Subsidiary Guarantor shall pay to Trustee for the benefit of Holders the dollar amount of the amount reclaimed. Subsidiary Guarantor further assigns to Trustee for the benefit of Holders all rights Subsidiary Guarantor may have in any proceeding under the U.S. Bankruptcy Code or any receivership or insolvency proceeding until all indebtedness of the Company to Holders has been paid in full. This assignment includes all rights of Subsidiary Guarantor to be paid by the Company even if those rights have nothing to do with this Guaranty. This assignment does not prevent Holder from enforcing Subsidiary Guarantor’s obligations under this Guaranty in any way, subject to the provisions of the Indenture.

(6)	If an Event of Default occurs under the Notes, Holders shall have all other remedies provided by law. Subsidiary Guarantor agrees that (a) the Subsidiary Guaranty shall inure to the benefit of and may be enforced by the Holder as set forth in the Notes and the Indenture, and (b) the Subsidiary Guaranty shall be binding upon and enforceable against Subsidiary Guarantor and its successors and assigns.

(7)	Any notices, communications and waivers under the Subsidiary Guaranty shall be in writing and sent in accordance with the provisions for notices as set forth in the Indenture.

(8)	The Subsidiary Guaranty may be amended by Subsidiary Guarantor at any time, without any approval of the Holders being required but with notice to the Holders of such amendment being given.

(9)	Upon request of the Trustee, Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture although the Trustee shall have no obligation to make any such request.

Section 12.02 Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

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The Subsidiary Guaranty will be automatically released upon the election of the Issuer and Notice to the Trustee if the indebtedness which resulted in the obligation to guarantee the Securities has been released or discharged.

Section 12.03 Successors and Assigns.

This Article Twelve shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 12.04 No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Twelve shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Twelve at law, in equity, by statute or otherwise.

Section 12.05 Modification.

No modification, amendment or waiver of any provision of this Article Twelve, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 12.06 Non-Impairment.

The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

[Remainder of Page Blank; Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ICAP VAULT 1, LLC,

as Issuer

By:	iCap Vault Management, LLC

Its:	Manager

By:	/s/ Chris Christensen
Name:	Chris Christensen
Title:	CEO

VAULT HOLDING 1, LLC,

as Subsidiary Guarantor

By:		iCap Vault Management, LLC

	Its:	Manager

By:	/s/ Jim Christensen
Name:	Jim Christensen
Title:	Chief Operating Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Trustee

By:	/s/ Michael N. Nespoli
Name:	Michael N. Nespoli
Title:	Executive Director

STATE OF WASHINGTON

COUNTY OF KING

On September 18, 2020, before me personally came Chris Christensen to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer of iCap Vault Management, LLC, the manager of iCap Vault 1, LLC, one of the companies described in and which executed the foregoing instrument; that he knows the seal of said company that the seal affixed to said instrument is such company seal; that it was so affixed by authority of the Manager of said company, and that he signed his name thereto by like authority.

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/s/ Constance Crothers

Notary Public

[Notary Seal]

STATE OF WASHINGTON

COUNTY OF KING

On September 18, 2020, before me personally came Jim Christensen to me known, who, being by me duly sworn, did depose and say that he is the Chief Operating Officer of iCap Vault Management, LLC, the manager of Vault Holding 1, LLC, one of the companies described in and which executed the foregoing instrument; that he knows the seal of said company that the seal affixed to said instrument is such company seal; that it was so affixed by authority of the Manager of said company, and that he signed his name thereto by like authority.

/s/ Constance Crothers

Notary Public

[Notary Seal]

STATE OF NEW YORK

COUNTY OF NASSAU

On September 18, 2020, before me personally came Michael N. Nespoli to me known, who, being by me duly sworn, did depose and say that s/he is an Executive Director of American Stock Transfer & Trust Company, LLC, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said company, and that he signed his name thereto by like authority.

/s/ Angelia Francis Brown

Notary Public

[Notary Seal]